Exhibit 23.4



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.



/s/ Morrison and Smith



Tuscaloosa, Alabama
August 16, 1996